Exhibit 99.1

WOLVERINE WORLD WIDE, INC.
9341 Courtland Drive, Rockford, MI 49351
Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Donald T. Grimes
(616) 863-4404

WOLVERINE WORLD WIDE, INC. ANNOUNCES $200 MILLION SHARE REPURCHASE PROGRAM, DECLARES QUARTERLY DIVIDEND

Rockford, Michigan, February 12, 2010 – Wolverine World Wide, Inc. (NYSE: WWW) today announced that its Board of Directors approved a new share repurchase program at its regularly scheduled meeting February 11, 2010, authorizing up to $200 million in share repurchases. The share repurchases are to be made over a four-year period at times and amounts deemed appropriate by the Company, based on a variety of factors including price and market conditions. Over the last 10 years, the Company has returned over $450 million to its shareholders through previously approved repurchase programs.

In addition, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.11 per share of common stock. The dividend is payable on May 3, 2010 to stockholders of record on April 1, 2010.

“Our continued active stock buyback program and dividend payout underscore the confidence we have in our business model, which is based on a portfolio of vibrant and dynamic global lifestyle brands,” said Blake W. Krueger, Chairman and CEO. “Even in challenging economic conditions, we continue to consistently generate solid operating results and significant cash flow. This financial strength and flexibility permits the Company to invest in new business initiatives, such as the Cushe and Chaco brands that we acquired last year, while continuing periodic share repurchases and paying quarterly dividends to our shareholders. These announcements illustrate our confidence in the long-term growth prospects of the Company and our commitment to return capital to our shareholders.”

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Bates®, Chaco®, Cushe™, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in 180 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

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This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates”, “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Current uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters and makes it more likely that the Company’s actual results could differ materially from expectations. Risk Factors include, among others: the Company’s ability to successfully develop the Cushe and Chaco brands and businesses; the successful completion of the Company’s strategic restructuring plan; changes in duty structures in countries of import and export including anti-dumping measures in Europe and other countries; trade defense actions by countries; the Company’s ability to implement and recognize benefits from tax planning strategies; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; regulatory or other changes affecting the supply of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies and the relative value to the U.S. Dollar; the development of new initiatives; the development of apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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